Exhibit 10.1

Entasis Therapeutics Holdings Inc.

Restricted Stock Unit Grant Notice (Time-Based)

(2018 Equity Incentive Plan)

Entasis Therapeutics Holdings Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby grants to Participant a Restricted Stock Unit Award to be issued the number of shares of the Company’s Common Stock (“Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this grant notice (the “Restricted Stock Unit Grant Notice”) and in the Plan and the Restricted Stock Unit Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:                    ____________________________________________

Date of Grant:               ____________________________________________

Vesting Commencement Date:             ________________________________

Number of Restricted Stock Units:       ________________________________

Vesting Schedule: 50% of the Restricted Stock Units will vest on the first anniversary of the Vesting Commencement Date with the remaining 50% of the Restricted Stock Units vesting on the second anniversary of the Vesting Commencement Date.

Issuance Schedule: Subject to any Capitalization Adjustment, one share of Common Stock (or its cash equivalent, at the discretion of the Company) will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restrict Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, (ii) restricted stock unit awards or options previously granted an delivered to Participant, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Entasis Therapeutics Holdings Inc.	Participant

By:

Title:	Date:

Date: